Exhibit 99.B(h)(1)(iv)

EXECUTION

AMENDMENT to

TRANSFER AGENCY AND SERVICE AGREEMENT

This AMENDMENT, effective as of October 23rd, 2020, by and among Pacific Select Fund, a Delaware statutory trust having its principal office and place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the “Trust”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Transfer Agency and Service Agreement referred to below.

WHEREAS the Trust and State Street entered into a Transfer Agency and Service Agreement dated May 11, 2011, as amended, modified and supplemented from time to time (the “Transfer Agency and Service Agreement”);

WHEREAS the Trust and State Street mutually desire to amend the Transfer Agency and Service Agreement as set forth herein.

NOW, THEREFORE, in consideration of the renewal of the premises, promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendment.

(a)	Schedule A is hereby deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.       Miscellaneous.

(a)	Except as amended hereby, the Transfer Agency and Service Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

pacific select fund

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	Managing Director

SCHEDULE A – Transfer Agency and Service Agreement

For The Pacific Select Fund

(as of October 23, 2020)

Core Income Portfolio

Diversified Bond Portfolio

Dividend Growth Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Portfolio

Equity Index Portfolio

Floating Rate Income Portfolio

Focused Growth Portfolio

Growth Portfolio

Health Sciences Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Intermediate Bond Portfolio

International Equity Income Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Managed Bond Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

PD 1-3 Year Corporate Bond Portfolio

PD Aggregate Bond Index Portfolio

PD Emerging Markets Portfolio

PD High Yield Bond Market Portfolio

PD International Large Cap Portfolio

PD Large-Cap Growth Index Portfolio

PD Large-Cap Value Index Portfolio

PD Mid-Cap Index Portfolio

PD Small-Cap Growth Index Portfolio

PD Small-Cap Value Index Portfolio

Real Estate Portfolio

Small-Cap Equity Portfolio

Small-Cap Growth Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Technology Portfolio

Value Advantage Portfolio

Comstock Portfolio

Mid-Cap Equity Portfolio

Short Duration Bond Portfolio

4